                                                                     Exhibit 8.1

         OPINION OF GOULSTON & STORRS, P.C. AS TO CERTAIN FEDERAL INCOME
                                TAX CONSEQUENCES

                                  June 26, 2001


Tweeter Home Entertainment Group, Inc.
10 Pequot Way
Canton, MA 02021

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 5,539,661 shares of Common Stock, $.01 par value (the "Shares"), of Tweeter Home Entertainment Group, Inc., a Delaware corporation (the "Company"), for issuance by the Company pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 1, 2001 among the Company, TWT Acquisition Corp., a Florida corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Sound Advice, Inc., a Florida corporation ("Sound Advice"). Pursuant to the Merger Agreement, Merger Sub is to merge with and into Sound Advice, with surviving (the "Merger").

         For the purpose of rendering our opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (the "Documents"):

1.       The Merger Agreement;

2. The registration statement of the Company on Form S-4 (No. 333-62966) filed with the Securities and Exchange Commission with respect to the common stock of the Company to be issued to the stockholders of Sound Advice in connection with the Merger (the "Registration Statement") and the joint proxy statement/prospectus included in the Registration Statement (the "Joint Proxy Statement/Prospectus");

3. The representations made to us by the Company in its letter to us dated June 26, 2001 (the "Company Tax Certificate");

4. The representations made to us by Sound Advice in its letter to us dated June 26, 2001 (the "Sound Advice Tax Certificate"); and

Tweeter Home Entertainment Group, Inc.
June 26, 2001
Page 2


5. Such other instruments and documents related to the formation, organization and operation of the Company, Merger Sub and Sound Advice and to the consummation of the Merger as we have deemed necessary or appropriate for purposes of our opinion.

         For purposes of this opinion, we have assumed, with your permission and without independent investigation, that (i) the Merger will be consummated in the manner contemplated by the Joint Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement without the waiver of any conditions to any party's obligation to effect the Merger, and (ii) the Merger will be effective under applicable state law.

         Furthermore, as to certain facts material to our opinion that we did not independently establish or verify, we have relied, with your permission, upon the accuracy of statements and representations of officers of the Company and Sound Advice contained in the Company Tax Certificate and the Sound Advice Tax Certificate and have assumed, with your permission and without independent investigation, that, as to all matters in which a person or entity making a representation has represented that such person or entity or a related party is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement to take action, there is in fact no plan, intention, understanding or agreement and such action will not be taken.

                                     OPINION

         Based on the facts and assumptions specified herein and the statements, covenants, representations and warranties contained in the Documents, and on the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative interpretations thereof, all in effect as of today's date, it is our opinion that the discussion contained in the Registration Statement under the caption "The Merger - Material Federal Income Tax Considerations," subject to the limitations, qualifications and assumptions described therein, sets forth the material United States federal income tax considerations applicable to Sound Advice's stockholders in the Merger.

         Our opinion expressed herein is based upon existing law, regulations, administrative pronouncements and judicial authority, all as in effect as of today's date. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, we are unable to assure you that the opinion expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time with retroactive effect. We are unable to give you any assurances as to the effect of any such change on our opinion. In addition, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

Tweeter Home Entertainment Group, Inc.
June 26, 2001
Page 3


         We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Joint Proxy Statement/Prospectus contained in the Registration Statement under the caption "The Merger -- Material Federal Income Tax Considerations."

                                          Very truly yours,

                                          /s/ Goulston & Storrs, P.C.